SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report    February 10, 2003

(Date of earliest event reported):

MATRIX SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-18716	73-1352174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10701 East Ute Street, Tulsa, Oklahoma	74116-1517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (918) 838-8822

Item 5.    Other Events and Required FD Disclosure.

On February 10, 2003, Matrix Service Company issued a press release announcing an agreement to acquire The Hake Group of Companies. Consummation of the transaction is subject to the satisfaction of a number of conditions including the completion of due diligence satisfactory to the parties, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the execution of a definitive Agreement. Pertinent information regarding the parties and the terms of the transaction are contained in the press release, a copy of which is attached as an Exhibit to this Form 8-K Report.

Item 7.    Financial Statements, Pro forma Financial Information and Exhibits.

Exhibit 99.1	Press Release Announcing Execution of Letter of Intent on The Hake Group of Companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIX SERVICE COMPANY

Dated: February 12, 2003	By:	/s/ Michael J. Hall
Michael J. Hall Vice President—Finance and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.
99.1	Press Release.